Exhibit 99.1
News Release
FIS Reports Full Year and Fourth Quarter 2012 Results
5% Organic Revenue Growth for the Year
13% Growth in Adjusted Earnings Per Share

•Full year revenue of $5.8 billion
•EPS from continuing operations of $2.50, as adjusted, for the year
•Continued strong free cash flow of $873 million for the year
•$451 million in share repurchases for the year
•$235 million in shareholder dividends paid for the year

JACKSONVILLE, Fla., February 12, 2013 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported a 3.2% increase in GAAP revenue for the year ended December 31, 2012. GAAP net earnings from continuing operations attributable to common stockholders rose 11.9% to $540.4 million and increased 15.9% to $1.82 per diluted share in 2012.

Full year 2012 revenue increased 4.6% on an organic basis, excluding the impact of foreign currency and acquisitions. On a non-GAAP basis, adjusted net earnings from continuing operations attributable to common stockholders increased 9.1% to $743.6 million for the year, resulting in $2.50 per diluted share, up 12.6% compared to $2.22 per diluted share in 2011. Average diluted shares outstanding declined approximately 3% to 298 million in 2012 compared to average diluted shares of 307 million in 2011. Free cash flow increased approximately 9% to $872.8 million for the year, compared to $799.3 million in 2011.

“Our strong performance in 2012 reflects the strength of our operating model and success in executing our business strategy,” said Frank Martire, chairman and chief executive officer of FIS. “Consistent with our focus on value creation and disciplined capital allocation, we returned $686 million to shareholders through dividends and share repurchases.”

Looking ahead, Martire said, “FIS anticipates continued strong performance in 2013, with 4% to 6% revenue growth (3% to 5% organic) and an expected 11% to 15% increase in adjusted earnings per share.”

Fourth Quarter 2012

GAAP revenue from continuing operations increased 2.7% to $1.5 billion in the fourth quarter of 2012, and increased 3.1% on an organic basis compared to the fourth quarter of 2011. GAAP net earnings from continuing operations attributable to common stockholders grew 21.5% to $145.3 million and rose 22.5% to $0.49 per diluted share, compared to $119.6 million, or $0.40 per diluted share, respectively, in the prior year quarter.

EBITDA totaled $470.3 million in the fourth quarter of 2012, as adjusted, compared to $460.2 million in the 2011 quarter. The EBITDA margin of 31.4% was comparable to the fourth quarter of 2011. Adjusted net earnings from continuing operations increased to $201.4 million, or $0.68 per diluted share, compared to $194.6 million, or $0.65 per diluted share in the prior year quarter.

Fourth quarter 2012 results exclude after-tax acquisition related amortization of $39.8 million, or $0.13 per share, and after-tax charges of $16.3 million, or $0.05 per diluted share, related to accelerated vesting of equity grants and other compensation charges. Fourth quarter 2011 results exclude acquisition related purchase amortization and other items totaling $75.0 million after-tax, or $0.25 per diluted share. These excluded items are outlined in Exhibit E of the press release schedules.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Full Year 2012

GAAP revenue for the full year 2012 increased 3.2% to $5.8 billion compared to $5.6 billion in 2011. GAAP net earnings from continuing operations attributable to common stockholders grew to $540.4 million, or $1.82 per diluted share in 2012, compared to $483.1 million, or $1.57 per diluted share, in the prior year.

Revenue increased 4.6% organically in 2012 compared to 2011. EBITDA increased 5.3% to $1.75 billion, as adjusted, compared to EBITDA of $1.66 billion, as adjusted, in the prior year. The EBITDA margin increased 60 basis points to 30.1%, as adjusted, compared to 29.5% in 2011. Adjusted net earnings from continuing operations attributable to common stockholders increased 9.1% to $743.6 million, or $2.50 per diluted share, which is a 12.6% increase compared to $2.22 per diluted share in 2011. Free cash flow increased to $872.8 million for the full year 2012 compared to $799.3 million in 2011, driven by strong operating results and working capital performance.

Excluded from the 2012 adjusted net earnings are after-tax charges of $28.6 million, or $0.10 per share; charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives; debt refinancing costs of $12.2 million after-tax, or $0.04 per share; and after-tax acquisition-related amortization of $162.4 million, or $0.55 per share. Excluded from the 2011 results are acquisition-related purchase amortization and other items totaling $198.4 million after tax, or $0.65 per diluted share. These excluded items are outlined in Exhibit E of the press release schedules.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

The following is a discussion of fourth quarter and full year results by segment:

•	Financial Solutions:

Fourth quarter 2012 Financial Solutions revenue increased 8.4% to $578.4 million compared to $533.4 million in the 2011 quarter and rose 6.4% on an organic basis. Financial Solutions EBITDA increased 10.9% to $236.9 million compared to $213.7 million in the fourth quarter of 2011. The EBITDA margin expanded 90 basis points to 41.0% compared to the prior-year quarter.

For the full year 2012, Financial Solutions revenue increased 8.2% to $2.2 billion compared to $2.1 billion in 2011 and increased 7.0% on an organic basis. Full year 2012 EBITDA increased 5.1% to $884.2 million compared to $841.1 million in 2011. Financial Solutions full year 2012 EBITDA margin was 39.4% compared to 40.5% in 2011 reflecting a change in revenue mix, higher costs related to information security and infrastructure improvements.

•	Payment Solutions:

Fourth quarter 2012 Payment Solutions revenue totaled $601.3 million compared to $608.9 million in the 2011 quarter. Payment Solutions revenue increased modestly compared to the prior year quarter, excluding the check-related businesses, which totaled $115.1 million and $125.1 million in the fourth quarters of 2012 and 2011, respectively. Continued growth in network solutions and electronic bill payment was offset by previously disclosed client deconversions. Payment Solutions EBITDA totaled $245.9 million compared to $246.7 million in the fourth quarter of 2011. The EBITDA margin expanded 40 basis points to 40.9% compared to the prior-year quarter.

For the full year 2012, Payment Solutions revenue totaled $2.4 billion, which was comparable to 2011. Payment Solutions revenue increased 2.2% excluding the check related businesses which declined to $438.9 million in 2012 compared to $471.7 million in 2011. Double-digit growth in network solutions and electronic bill payment was offset by previously disclosed client deconversions. Full year 2012 EBITDA increased 6.6% to $968.0 million compared to $907.9 million in 2011, and the EBITDA margin expanded 240 basis points to 40.7% compared to 38.3% in 2011, driven by growth in high margin transaction volumes and disciplined cost management.

•	International Solutions:

Fourth quarter International Solutions revenue, which included a negative currency impact of $16.7 million, increased 0.7% to $320.9 million, and increased 5.9% on an organic basis, excluding an unfavorable currency impact of $16.7 million. International Solutions EBITDA totaled $89.2 million compared to $92.8 million in the prior-year quarter. The EBITDA margin was 27.8% compared to 29.1% compared to the 2011 quarter.

For the full year 2012, International Solutions revenue totaled $1.2 billion including an unfavorable currency impact of approximately $100 million. International Solutions revenue increased 8.7% on an organic basis fueled by strong growth in professional services and consulting revenue. Full year 2012 EBITDA increased 2.0% to $275.3 million compared to $269.9 million in 2011, and the EBITDA margin expanded 40 basis points to 23.3%.

•	Corporate/Other:

Corporate costs, as adjusted, totaled $101.7 million in the fourth quarter 2012, compared to $93.0 million in the prior-year quarter. For the year, corporate costs, as adjusted, totaled $382.3 million compared to $361.7 million in 2011. The increase in both periods was due primarily to higher investments associated with information security and enterprise risk management.

Interest expense, net of interest income, declined to $52.7 million in the fourth quarter of 2012 compared to $64.5 million in the 2011 quarter. Full year interest expense, net of interest income, declined to $222.7 million in 2012 compared to $258.8 million in 2011, reflecting lower borrowing rates and a reduction in total debt outstanding.

The effective tax rate was 34% in the fourth quarter of 2012 and 33% for the full year, which is comparable to the prior periods.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $517.6 million as of December 31, 2012. Debt outstanding totaled approximately $4.4 billion as of December 31, 2012, down from $4.8 billion as of as of year-end 2011.

Net cash provided by operations totaled $1.0 billion for the year, including tax payments of approximately $105 million related to the sale of the healthcare business, compared to $1.2 billion in 2011. Capital expenditures totaled $296.1 million compared to $300.3 million in the prior year. Free cash flow, which excludes settlement activity related to the payments businesses and tax payments related to the sale of the healthcare business, increased to $872.8 million for full year 2012, compared to $799.3 million in 2011.

FIS repurchased 14.0 million shares of its common stock at a total cost of approximately $451 million in 2012, including 5.7 million shares repurchased in the fourth quarter at a total cost of approximately $200 million. Approximately $650 million remains under the existing share repurchase authorization. The company paid shareholder dividends totaling $235 million in 2012, compared to $60 million in 2011.

2013 Outlook

FIS provided its outlook for revenue growth and earnings in 2013 as follows:

•	Reported revenue growth of 4% to 6%

•	Organic revenue growth of 3% to 5%

•	EBITDA margin expansion of 30 to 50 basis points, as adjusted

•	EPS from continuing operations of $2.77 to $2.87, as adjusted, an increase of 11% to 15% compared to $2.50 per share in 2012

Webcast

FIS will host a webcast on February 12, 2013, to discuss fourth quarter 2012 results and management's outlook for 2013 in conjunction with the 2013 Investor Day, beginning at 8:30 a.m. ET. To listen to the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations website. To access a PDF version of this release and accompanying financial tables, go to www.investor.fisglobal.com.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future.

These non-GAAP measures include organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings and free cash flow. Organic revenue includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2012.

Adjusted EBITDA (2012 comparative data) excludes charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives. Adjusted EBITDA (2011 comparative data) excludes a net benefit related to adjustments from the Capco acquisition.

Adjusted net earnings (2012 comparative data) exclude the after-tax impact of acquisition related amortization, debt refinancing costs, charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives. Adjusted net earnings (2011 comparative data) exclude the after-tax impact of acquisition related amortization, a non-cash charge related to an other than temporary decline in the market value of investments, debt refinancing costs and a net benefit related to adjustments from the Capco acquisition.

Free cash flow is GAAP operating cash flow less capital expenditures, the net change in settlement assets and obligations and tax payments related to the sale of the healthcare business.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 35,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is 425 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation:

•
changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•	the effects of our leverage which may limit the funds available to make acquisitions and invest in our business, pay dividends and repurchase shares;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for core processing, card issuer, and transaction processing services;

•	failures to adapt our services and products to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such events;

•
the reaction of our current and potential customers to the regulatory letter we received about information security, risk management and internal audit following the security breach we experienced in early 2011 and to any other communications about such topics from our regulators or from us;

•	the failure to achieve some or all of the benefits that we expect from acquisitions;

•
our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel;

•	competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

FIS-e

Media Contact:	Investor Contact:
Ellyn Raftery, 904.438.6083	Mary Waggoner, 904.438.6282
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 12, 2013

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2012 and 2011

Exhibit B	Consolidated Balance Sheets - Unaudited as of December 31, 2012 and 2011

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2012 and 2011

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2012 and 2011

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months and years ended December 31, 2012 and 2011

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

			Exhibit A

	Three months ended December 31,		Years ended December 31,
	2012	2011	2012	2011
Processing and services revenues	$1,500.1	$1,461.3	$5,807.6	$5,625.6
Cost of revenues	1,007.5	988.1	3,946.9	3,919.1
Gross profit	492.6	473.2	1,860.7	1,706.5
Selling, general and administrative expenses	206.5	152.1	781.5	647.9
Impairment charges	—	9.1	—	9.1
Operating income	286.1	312.0	1,079.2	1,049.5
Other income (expense):
Interest expense, net	(52.7)	(64.5)	(222.7)	(258.8)
Other income (expense), net	(1.1)	(66.0)	(25.3)	(63.7)
Total other income (expense)	(53.8)	(130.5)	(248.0)	(322.5)
Earnings from continuing operations before income taxes	232.3	181.5	831.2	727.0
Provision for income taxes	78.9	56.9	270.9	232.4
Earnings from continuing operations, net of tax	153.4	124.6	560.3	494.6
Earnings (loss) from discontinued operations, net of tax	(8.6)	(2.6)	(79.2)	(13.5)
Net earnings	144.8	122.0	481.1	481.1
Net (earnings) loss attributable to noncontrolling interest	(8.1)	(5.0)	(19.9)	(11.5)
Net earnings attributable to FIS common stockholders	$136.7	$117.0	$461.2	$469.6
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.50	$0.40	$1.85	$1.61
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	(0.03)	(0.01)	(0.27)	(0.04)
Net earnings per share-basic attributable to FIS common stockholders *	$0.47	$0.39	$1.58	$1.56
Weighted average shares outstanding-basic	292.3	296.6	291.8	300.6
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.49	$0.40	$1.82	$1.57
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	(0.03)	(0.01)	(0.27)	(0.04)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.46	$0.39	$1.55	$1.53
Weighted average shares outstanding-diluted	297.8	301.3	297.5	307.0
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$145.3	$119.6	$540.4	$483.1
Earnings (loss) from discontinued operations, net of tax	(8.6)	(2.6)	(79.2)	(13.5)
Net earnings attributable to FIS common stockholders	$136.7	$117.0	$461.2	$469.6

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$517.6	$415.5
Settlement deposits	32.6	43.9
Trade receivables, net	925.7	858.5
Settlement receivables	128.3	78.1
Other receivables	30.2	30.0
Due from related parties	42.0	56.9
Prepaid expenses and other current assets	111.9	117.1
Deferred income taxes	55.9	74.0
Total current assets	1,844.2	1,674.0
Property and equipment, net	419.5	414.5
Goodwill	8,381.5	8,542.8
Intangible assets, net	1,576.2	1,903.3
Computer software, net	847.0	881.5
Deferred contract costs	211.2	232.7
Other noncurrent assets	270.1	224.4
Total assets	$13,549.7	$13,873.2

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$624.6	$642.9
Due to Brazilian venture partner	18.8	36.5
Settlement payables	172.2	141.2
Current portion of long-term debt	153.9	259.2
Deferred revenues	287.3	276.5
Total current liabilities	1,256.8	1,356.3
Deferred revenues	42.2	55.9
Deferred income taxes	821.8	884.1
Long-term debt, excluding current portion	4,231.6	4,550.6
Due to Brazilian venture partner	40.5	50.6
Other long-term liabilities	363.2	324.5
Total liabilities	6,756.1	7,222.0
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,197.0	7,224.7
Retained earnings	2,105.8	1,880.4
Accumulated other comprehensive earnings	30.0	36.3
Treasury stock	(2,695.7)	(2,642.2)
Total FIS stockholders’ equity	6,640.9	6,503.0
Noncontrolling interest	152.7	148.2
Total equity	6,793.6	6,651.2
Total liabilities and equity	$13,549.7	$13,873.2

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2012	2011
Cash flows from operating activities:
Net earnings	$481.1	$481.1
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	632.8	637.2
Amortization of debt issue costs	29.4	38.2
Asset impairment charges	—	43.1
Gain on sale of assets	(23.5)	—
Stock-based compensation	83.8	64.7
Deferred income taxes	(40.9)	1.2
Excess income tax benefit from exercise of stock options	(30.6)	(7.5)
Other operating activities, net	—	3.8
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	(68.0)	(31.0)
Settlement activity	(16.8)	71.9
Prepaid expenses and other assets	(9.0)	0.3
Deferred contract costs	(60.0)	(64.1)
Deferred revenue	(11.1)	(25.5)
Accounts payable, accrued liabilities and other liabilities	79.5	(41.9)
Net cash provided by operating activities	1,046.7	1,171.5

Cash flows from investing activities:
Additions to property and equipment	(123.7)	(123.9)
Additions to computer software	(172.4)	(176.4)
Net proceeds from sale of assets	339.5	—
Acquisitions, net of cash acquired	(63.6)	(20.2)
Other investing activities, net	(3.0)	21.3
Net cash used in investing activities	(23.2)	(299.2)

Cash flows from financing activities:
Borrowings	11,160.3	9,547.3
Repayment of borrowings and capital lease obligations	(11,587.4)	(9,961.2)
Debt issuance costs	(48.3)	(20.1)
Excess income tax benefit from exercise of stock options	30.6	7.5
Proceeds from exercise of stock options	276.6	69.2
Treasury stock activity	(511.3)	(364.2)
Dividends paid	(234.8)	(60.4)
Other financing activities, net	(6.5)	(2.8)
Net cash used in financing activities	(920.8)	(784.7)

Effect of foreign currency exchange rate changes on cash	(0.6)	(10.1)

Net increase (decrease) in cash and cash equivalents	102.1	77.5
Cash and cash equivalents, at beginning of period	415.5	338.0
Cash and cash equivalents, at end of period	$517.6	$415.5

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended December 31, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$578.4	$601.3	$320.9	$(0.5)	$1,500.1
Operating income (loss)	$193.1	$224.3	$71.1	$(202.4)	$286.1
Stock and other compensation charges	—	—	—	24.7	24.7
Purchase price amortization	—	—	0.1	60.3	60.4
Non-GAAP operating income (loss)	193.1	224.3	71.2	(117.4)	371.2

Depreciation and amortization from continuing operations	43.8	21.6	18.0	15.7	99.1
Adjusted EBITDA	$236.9	$245.9	$89.2	$(101.7)	$470.3

Non-GAAP operating margin	33.4%	37.3%	22.2%	N/M	24.7%

Adjusted EBITDA margin	41.0%	40.9%	27.8%	N/M	31.4%

	Three months ended December 31, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$533.4	$608.9	$318.8	$0.2	$1,461.3
Operating income (loss)	$172.6	$225.4	$68.3	$(154.3)	$312.0
Capco acquisition adjustments	—	—	—	(13.2)	(13.2)
Purchase price amortization	—	—	0.1	59.9	60.0
Non-GAAP operating income (loss)	172.6	225.4	68.4	(107.6)	358.8
Depreciation and amortization from continuing operations	41.1	21.3	24.4	14.6	101.4
Adjusted EBITDA	$213.7	$246.7	$92.8	$(93.0)	$460.2

Non-GAAP operating margin	32.4%	37.0%	21.5%	N/M	24.6%

Adjusted EBITDA margin	40.1%	40.5%	29.1%	N/M	31.5%

Total revenue growth from prior year period
Three months ended December 31, 2012	8.4%	(1.2)%	0.7%	N/M	2.7%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Year ended December 31, 2012
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,246.4	$2,380.6	$1,180.5	$0.1	$5,807.6
Operating income (loss)	$716.2	$881.2	$202.2	$(720.4)	$1,079.2
Stock and other compensation charges	—	—	—	43.2	43.2
Purchase price amortization	—	—	0.2	241.1	241.3
Non-GAAP operating income (loss)	716.2	881.2	202.4	(436.1)	1,363.7

Depreciation and amortization from continuing operations	168.0	86.8	72.9	53.8	381.5
Adjusted EBITDA	$884.2	$968.0	$275.3	$(382.3)	$1,745.2

Non-GAAP operating margin	31.9%	37.0%	17.1%	N/M	23.5%

Adjusted EBITDA margin	39.4%	40.7%	23.3%	N/M	30.1%

	Year ended December 31, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue, as adjusted	$2,076.8	$2,372.1	$1,177.6	$(0.9)	$5,625.6
Operating income (loss)	$680.3	$822.7	$187.6	$(641.1)	$1,049.5
Capco acquisition adjustments	—	—	—	(13.2)	(13.2)
Purchase price amortization	0.1	0.1	0.4	242.0	242.6
Non-GAAP operating income (loss)	680.4	822.8	188.0	(412.3)	1,278.9
Depreciation and amortization from continuing operations	160.7	85.1	81.9	50.6	378.3
Adjusted EBITDA	$841.1	$907.9	$269.9	$(361.7)	$1,657.2

Non-GAAP operating margin	32.8%	34.7%	16.0%	N/M	22.7%

Adjusted EBITDA margin	40.5%	38.3%	22.9%	N/M	29.5%

Total revenue growth from prior year period
Year ended December 31, 2012	8.2%	0.4%	0.2%	N/M	3.2%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES - UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2012	December 31, 2012
Cash flows from operating activities:
Net cash provided by operating activities	$328.7	$1,046.7
Settlement activity	0.7	16.8
Capital expenditures	(69.8)	(296.1)
Taxes paid on sale of Healthcare Benefit Solutions Business (1)	105.4	105.4
Free cash flow	$365.0	$872.8

	Three months ended	Year ended
	December 31, 2011	December 31, 2011
Cash flows from operating activities:
Net cash provided by operating activities	$372.4	$1,171.5
Settlement activity	(3.0)	(71.9)
Capital expenditures	(78.5)	(300.3)
Free cash flow	$290.9	$799.3

(1)
Free cash flow for the three months and year ended December 31, 2012 is adjusted for the one time tax payment attributable to the sale of the Healthcare Benefit Solutions Business. Proceeds from the Healthcare sale are reflected in investing activities on the Statement of Cash Flows.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2012	2011	2012	2011

Net earnings from continuing operations attributable to FIS	$145.3	$119.6	$540.4	$483.1
Plus provision for income taxes	78.9	56.9	270.9	232.4
Interest expense, net	(52.7)	(64.5)	(222.7)	(258.8)
Other, net	(9.2)	(71.0)	(45.2)	(75.2)
Operating income	286.1	312.0	1,079.2	1,049.5

Stock and other compensation charges	24.7	—	43.2	—
Capco acquisition adjustments	—	(13.2)	—	(13.2)
Purchase price amortization	60.4	60.0	241.3	242.6
Non-GAAP operating income	371.2	358.8	1,363.7	1,278.9
Depreciation and amortization from continuing operations	99.1	101.4	381.5	378.3
Adjusted EBITDA	$470.3	$460.2	$1,745.2	$1,657.2

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E (continued)

	Three months ended December 31, 2012
		Stock and Other		Purchase
		Compensation		Price
	GAAP	Charges (1)	Subtotal	Amort. (5)	Non-GAAP
Processing and services revenue	$1,500.1	$—	$1,500.1	$—	$1,500.1
Cost of revenues	1,007.5	—	1,007.5	(60.4)	947.1
Gross profit	492.6	—	492.6	60.4	553.0
Selling, general and administrative	206.5	(24.7)	181.8	—	181.8
Operating income (loss)	286.1	24.7	310.8	60.4	371.2
Other income (expense):
Interest income (expense), net	(52.7)	—	(52.7)	—	(52.7)
Other income (expense), net	(1.1)	—	(1.1)	—	(1.1)
Total other income (expense)	(53.8)	—	(53.8)	—	(53.8)
Earnings (loss) from continuing operations before income taxes	232.3	24.7	257.0	60.4	317.4
Provision for income taxes	78.9	8.4	87.3	20.6	107.9
Earnings (loss) from continuing operations, net of tax	153.4	16.3	169.7	39.8	209.5
Earnings (loss) from discontinued operations, net of tax (6)	(8.6)	—	(8.6)	—	(8.6)
Net earnings (loss)	144.8	16.3	161.1	39.8	200.9
Net (earnings) loss attributable to noncontrolling interest	(8.1)	—	(8.1)	—	(8.1)
Net earnings (loss) attributable to FIS common stockholders	$136.7	$16.3	$153.0	$39.8	$192.8

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$145.3	$16.3	$161.6	$39.8	$201.4
Earnings (loss) from discontinued operations, net of tax (6)	(8.6)	—	(8.6)	—	(8.6)
Net earnings (loss) attributable to FIS common stockholders	$136.7	$16.3	$153.0	$39.8	$192.8

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.49	$0.05	$0.54	$0.13	$0.68
Weighted average shares outstanding — diluted	297.8	297.8	297.8	297.8	297.8

Effective tax rate	34%				34%

Supplemental information:
Depreciation and amortization			$159.5	(60.4)	$99.1
Stock compensation expense, excluding acceleration charges					$12.0
Stock acceleration charges					11.3
Total stock compensation expense					$23.3

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Year ended December 31, 2012
		Stock and Other	Long-term		Purchase
		Compensation	Debt		Price
	GAAP	Charges (1)	Refinance (2)	Subtotal	Amort. (5)	Non-GAAP
Processing and services revenue	$5,807.6	$—	$—	$5,807.6	$—	$5,807.6
Cost of revenues	3,946.9	—	—	3,946.9	(241.3)	3,705.6
Gross profit	1,860.7	—	—	1,860.7	241.3	2,102.0
Selling, general and administrative	781.5	(43.2)	—	738.3	—	738.3
Operating income (loss)	1,079.2	43.2	—	1,122.4	241.3	1,363.7
Other income (expense):
Interest income (expense), net	(222.7)	—	—	(222.7)	—	(222.7)
Other income (expense), net	(25.3)	—	18.4	(6.9)	—	(6.9)
Total other income (expense)	(248.0)	—	18.4	(229.6)	—	(229.6)
Earnings (loss) from continuing operations before income taxes	831.2	43.2	18.4	892.8	241.3	1,134.1
Provision for income taxes	270.9	14.6	6.2	291.7	78.9	370.6
Earnings (loss) from continuing operations, net of tax	560.3	28.6	12.2	601.1	162.4	763.5
Earnings (loss) from discontinued operations, net of tax (6)	(79.2)	—	—	(79.2)	2.7	(76.5)
Net earnings (loss)	481.1	28.6	12.2	521.9	165.1	687.0
Net (earnings) loss attributable to noncontrolling interest	(19.9)	—	—	(19.9)	—	(19.9)
Net earnings (loss) attributable to FIS common stockholders	$461.2	$28.6	$12.2	$502.0	$165.1	$667.1

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$540.4	$28.6	$12.2	$581.2	$162.4	$743.6
Earnings (loss) from discontinued operations, net of tax (6)	(79.2)	—	—	(79.2)	2.7	(76.5)
Net earnings (loss) attributable to FIS common stockholders	$461.2	$28.6	$12.2	$502.0	$165.1	$667.1

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.82	$0.10	$0.04	$1.95	$0.55	$2.50
Weighted average shares outstanding — diluted	297.5	297.5	297.5	297.5	297.5	297.5

Effective tax rate	33%					33%

Supplemental information:
Depreciation and amortization				$622.8	(241.3)	$381.5
Stock compensation expense, excluding acceleration charges						$63.5
Stock acceleration charges						19.6
Total stock compensation expense						$83.1

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Three months ended December 31, 2011
			Long-term			Purchase
		Capco	Debt	Investment		Price
	GAAP	Adj. (3)	Refinance (2)	Impairment (4)	Subtotal	Amort. (5)	Non-GAAP
Processing and services revenue	$1,461.3	$—	$—	$—	$1,461.3	$—	$1,461.3
Cost of revenues	988.1	—	—	—	988.1	(60.0)	928.1
Gross profit	473.2	—	—	—	473.2	60.0	533.2
Selling, general and administrative	152.1	22.3	—	—	174.4	—	174.4
Impairment charges	9.1	(9.1)	—	—	—	—	—
Operating income (loss)	312.0	(13.2)	—	—	298.8	60.0	358.8
Other income (expense):
Interest income (expense), net	(64.5)	—	—	—	(64.5)	—	(64.5)
Other income (expense), net	(66.0)	—	38.8	34.0	6.8	—	6.8
Total other income (expense)	(130.5)	—	38.8	34.0	(57.7)	—	(57.7)
Earnings (loss) from continuing operations before income taxes	181.5	(13.2)	38.8	34.0	241.1	60.0	301.1
Provision for income taxes	56.9	2.9	12.2	10.7	82.7	18.8	101.5
Earnings (loss) from continuing operations, net of tax	124.6	(16.1)	26.6	23.3	158.4	41.2	199.6
Earnings (loss) from discontinued operations, net of tax (6)	(2.6)	—	—	—	(2.6)	1.3	(1.3)
Net earnings (loss)	122.0	(16.1)	26.6	23.3	155.8	42.5	198.3
Net (earnings) loss attributable to noncontrolling interest	(5.0)	—	—	—	(5.0)	—	(5.0)
Net earnings (loss) attributable to FIS common stockholders	$117.0	$(16.1)	$26.6	$23.3	$150.8	$42.5	$193.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$119.6	$(16.1)	$26.6	$23.3	$153.4	$41.2	$194.6
Earnings (loss) from discontinued operations, net of tax (6)	(2.6)	—	—	—	(2.6)	1.3	(1.3)
Net earnings (loss) attributable to FIS common stockholders	$117.0	$(16.1)	$26.6	$23.3	$150.8	$42.5	$193.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.40	$(0.05)	$0.09	$0.08	$0.51	$0.14	$0.65
Weighted average shares outstanding — diluted	301.3	301.3	301.3	301.3	301.3	301.3	301.3

Effective tax rate	31%						34%

Supplemental information:
Depreciation and amortization					$161.4	(60.0)	$101.4
Stock compensation expense, excluding acceleration charges							$18.7
Stock acceleration charges							—
Total stock compensation expense							$18.7

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Year ended December 31, 2011
			Long-term			Purchase
		Capco	Debt	Investment		Price
	GAAP	Adj. (3)	Refinance (2)	Impairment (4)	Subtotal	Amort. (5)	Non-GAAP
Processing and services revenue	$5,625.6	$—	$—	$—	$5,625.6	$—	$5,625.6
Cost of revenues	3,919.1	—	—	—	3,919.1	(242.6)	3,676.5
Gross profit	1,706.5	—	—	—	1,706.5	242.6	1,949.1
Selling, general and administrative	647.9	22.3	—	—	670.2	—	670.2
Impairment charges	9.1	(9.1)	—	—	—	—	—
Operating income (loss)	1,049.5	(13.2)	—	—	1,036.3	242.6	1,278.9
Other income (expense):
Interest income (expense), net	(258.8)	—	—	—	(258.8)	—	(258.8)
Other income (expense), net	(63.7)	—	38.8	34.0	9.1	—	9.1
Total other income (expense)	(322.5)	—	38.8	34.0	(249.7)	—	(249.7)
Earnings (loss) from continuing operations before income taxes	727.0	(13.2)	38.8	34.0	786.6	242.6	1,029.2
Provision for income taxes	232.4	2.9	12.2	10.7	258.2	78.0	336.2
Earnings (loss) from continuing operations, net of tax	494.6	(16.1)	26.6	23.3	528.4	164.6	693.0
Earnings (loss) from discontinued operations, net of tax (6)	(13.5)	—	—	—	(13.5)	5.3	(8.2)
Net earnings (loss)	481.1	(16.1)	26.6	23.3	514.9	169.9	684.8
Net (earnings) loss attributable to noncontrolling interest	(11.5)	—	—	—	(11.5)	—	(11.5)
Net earnings (loss) attributable to FIS common stockholders	$469.6	$(16.1)	$26.6	$23.3	$503.4	$169.9	$673.3

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$483.1	$(16.1)	$26.6	$23.3	$516.9	$164.6	$681.5
Earnings (loss) from discontinued operations, net of tax (6)	(13.5)	—	—	—	(13.5)	5.3	(8.2)
Net earnings (loss) attributable to FIS common stockholders	$469.6	$(16.1)	$26.6	$23.3	$503.4	$169.9	$673.3

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.57	$(0.05)	$0.09	$0.08	$1.68	$0.54	$2.22
Weighted average shares outstanding — diluted	307.0	307.0	307.0	307.0	307.0	307.0	307.0

Effective tax rate	32%						33%

Supplemental information:
Depreciation and amortization					$620.9	(242.6)	$378.3
Stock compensation expense, excluding acceleration charges							$64.7
Stock acceleration charges							—
Total stock compensation expense							$64.7

* Amounts may not sum due to rounding.
See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months and year ended December, 2012 and 2011.

The adjustments are as follows:

(1)
This column represents charges for payments and accelerated vesting of stock option and restricted stock grants associated with the departure or change in role of certain company executives. For the three months ended December 31, 2012, it includes $24.7 million related to a separation and non-compete agreement and other employment agreements triggered by changes in responsibility or separation from the Company. For the twelve months ended December 31, 2012, it also includes $18.5 million in charges pursuant to the changes in roles of William P. Foley II, Vice Chairman, and Brent B. Bickett, Executive Vice President of Corporate Finance.

(2)
This column represents transaction costs incurred and the write-off of certain previously capitalized debt issuance costs resulting from the early pay down of certain debt and refinancing activities undertaken in the fourth quarter of 2011 and the first quarter of 2012.

(3)
The adjustment to selling, general and administrative expense in this column represents a reduction in the liability established at the acquisition of Capco for contingent consideration. The Capco purchase price included future contingent consideration which was valued at $113.7 million at December 31, 2010 based on expected operating performance in 2013 through 2015, which was reduced by $22.3 million to $97.2 million as of December 31, 2011. The impairment charge was a reduction in the carrying value of the Capco trademark in North America.

(4)	This column represents the other than temporary impairment in the fourth quarter of 2011 of available-for-sale securities acquired in conjunction with the acquisition of Metavante Technologies, Inc.

(5)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(6)
During the 2012 and 2011 periods, certain operations are classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. During 2012 we sold our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations. During the third quarter 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil, should be treated as a discontinued operation.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011

Healthcare Benefit Solutions Business	$—	$3.4	$(47.8)	$10.7
Participacoes	(8.6)	(6.0)	(31.4)	(24.2)
Total discontinued operations	$(8.6)	$(2.6)	$(79.2)	$(13.5)